Exhibit 23.2

Amprius Technologies, Inc.

Fremont, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 30, 2023, relating to the consolidated financial statements of Amprius Technologies, Inc. appearing in the Company’s Annual Report on Form
10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas

October 2, 2023